Exhibit 10.1

Execution Version

AMENDED and RESTATED Shareholder Lock-up and Support Agreement

This AMENDED AND RESTATED SHAREHOLDER LOCK-UP AND SUPPORT AGREEMENT is made as of February 29, 2024 (this “Agreement”) by and among Blue World Acquisition Corporation, a Cayman Islands exempted company (the “SPAC”), TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”), Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”), Belta Technology Company Limited, a Cayman Islands exempted company (“Belta”), BestTOYO Technology Company Limited, a Cayman Islands exempted company (“BestTOYO”), and WA Global Corporation, a Cayman Islands exempted company (“WAG”, collectively with Belta and BestTOYO, the “Shareholders”). Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Agreement and Plan of Merger (as defined below), and this Agreement shall be interpreted, construed and applied in accordance with the rules of construction set forth in Section 1.3 of the Agreement and Plan of Merger (as defined below).

WHEREAS, on August 10, 2023, the SPAC, PubCo, TOYOone Limited, a Cayman Islands exempted company (the “Merger Sub”), TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo”), Vietnam Sunergy Cell Company Limited, a Vietnamese company (the “Company”, together with PubCo, Merger Sub and SinCo, the “Group Companies”, or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (“VSUN”), and Fuji Solar have entered into an Agreement and Plan of Merger (as amended by that certain Amendment to Agreement and Plan of Merger, dated as of December 6, 2023, that certain Amendment No. 2 to Agreement and Plan of Merger dated February 6, 2024, and that certain Amendment No. 3 to Agreement and Plan of Merger dated as of even date herewith, and as may be further amended, restated or supplemented, the “Agreement and Plan of Merger”) pursuant to which SPAC shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among others, all of the issued and outstanding securities of SPAC immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger and in accordance with the provisions of the Cayman Companies Act and other applicable Laws;

WHEREAS, the SPAC, PubCo and Fuji Solar are parties to that certain Shareholder Lock-up and Support Agreement, dated August 10, 2023, as amended by that certain Amendment to Shareholder Lock-up and Support Agreement dated December 6, 2023 (the “Prior Agreement”);

WHEREAS, prior to the PubCo Shareholder Share Transfer (as defined below), PubCo was a newly incorporated, wholly-owned, direct subsidiary of Fuji Solar, and Fuji Solar held an aggregate of 10,000 ordinary shares of par value of US$0.0001 per share of PubCo (“PubCo Ordinary Shares”), which represented all then-issued and outstanding share capital of PubCo;

WHEREAS, as of the date hereof, Fuji Solar is the holder of 300,000 SPAC Class A Ordinary Shares and 100,000 SPAC Class B Ordinary Shares, and Fuji Solar expects to receive additional SPAC Securities prior to the Closing;

WHEREAS, each of WAG, Belta and BestTOYO is a newly incorporated holding company wholly owned and Controlled by the beneficial owners of Fuji Solar formed in connection with the Pre-Merger Reorganization;

WHEREAS, the beneficial owners of Fuji Solar intend that (i) Fuji Solar shall cease being a shareholder of PubCo, and (ii) WAG, Belta and BestTOYO shall become the only three shareholders of PubCo, such that immediately prior to the Closing, WAG will hold 25,420,000 PubCo Ordinary Shares, Belta will hold 10,045,000 PubCo Ordinary Shares and BestTOYO will hold 5,535,000 PubCo Ordinary Shares (such transactions, the “PubCo Pre-Closing Restructuring”);

WHEREAS, in connection with the PubCo Pre-Closing Restructuring, (i) Fuji Solar has transferred 6,200 PubCo Ordinary Shares to WAG and 3,800 PubCo Ordinary Shares to Belta on January 31, 2024, and Belta further transferred 1,350 PubCo Ordinary Shares to BestTOYO on February 6, 2024, each at a transfer price of US$0.0001 per share (collectively, the “PubCo Shareholder Share Transfer”), and (ii) WAG, Belta and BestTOYO have executed that certain Joinder Agreement immediately prior to the execution of this Agreement and thereby have become parties to the Prior Agreement;

WHEREAS, as of the date hereof, (i) Belta is the sole legal owner of 2,450 PubCo Ordinary Shares, representing 24.5% of the issued and outstanding shares of PubCo, (ii) WAG is the sole legal owner of 6,200 PubCo Ordinary Shares, representing 62% of the issued and outstanding shares of PubCo, and (iii) BestTOYO is the sole legal owner of 1,350 PubCo Ordinary Shares, representing 13.5% of the issued and outstanding shares of PubCo (such shares of PubCo held by Belta, WAG and BestTOYO, including additional shares of PubCo (a) issued or otherwise distributed to Belta, WAG or BestTOYO by PubCo pursuant to any share dividend or distribution, (b) resulting from any change in share capital of PubCo by reason of any share split, recapitalization, combination, exchange of shares or the like, (c) the legal ownership of which is acquired by Belta, WAG or BestTOYO, including by exchange or conversion of any other security, or upon exercise of options, settlement of restricted share units, or (d) as to which Belta, WAG or BestTOYO acquires the right to vote or share in the voting, in each case after the date of this Agreement and during the term of this Agreement being collectively referred to herein as the “Subject Shares” (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into));

WHEREAS, in connection with the PubCo Shareholder Share Transfer, the SPAC, PubCo, Fuji Solar and the Shareholders desire to amend and restate the Prior Agreement in its entirety and accept the rights and covenants hereof in lieu of the parties’ rights and covenants under the Prior Agreement; and

NOW, THEREFORE, the SPAC, PubCo, Fuji Solar and the Shareholders hereby agree that the Prior Agreement is hereby amended and restated in its entirety by this Agreement, and the parties to this Agreement further agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Each Shareholder hereby represents and warrants, severally and not jointly, to the SPAC and PubCo as of the date of this Agreement as follows:

1.1 Organization. Such Shareholder has been duly incorporated, organized or formed and is validly existing as a corporation in good standing (or equivalent status, to the extent that such concept exists) under the Laws of the Cayman Islands, and has the requisite corporate power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. It is duly licensed or qualified and in good standing as a foreign corporation in all jurisdictions in which the character of the property owned, leased or operated by it or the nature of the business conducted by it is such as to require it to be so licensed or qualified or in good standing (or equivalent status, to the extent that such concept exists) except where the failure to be so licensed or qualified or in good standing would not prevent, impede or, in any material respect, interfere with, delay or adversely affect its ability to perform its obligations under this Agreement and the documents contemplated hereby and consummate the transactions contemplated hereby and thereby.

1.2 Due Authorization. Such Shareholder has all requisite corporate power and authority to (a) execute and deliver this Agreement and the documents contemplated hereby, and (b) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved. No other company proceeding on the part of such Shareholder is necessary to authorize the execution and delivery of this Agreement and the documents contemplated hereby or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by such Shareholder, and assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

1.3 Governmental Approvals. No consent of or with any Governmental Authority on the part of such Shareholder is required to be obtained or made in connection with the execution, delivery or performance by such Shareholder of this Agreement and the documents contemplated hereby or the consummation by such Shareholder of the transactions contemplated hereby and thereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, interfere with, delay or adversely affect the performance by such Shareholder of its obligations under this Agreement and the documents contemplated hereby.

1.4 No Conflict. The execution and delivery of this Agreement by such Shareholder and the other documents contemplated hereby by such Shareholder, the consummation of the transactions contemplated hereby and thereby and compliance with any of the provisions hereof and thereof by such Shareholder do not and will not:

(a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of such Shareholder;

(b) violate or conflict with any provision of, or result in the breach of, or default under, or require any consent, waiver, exemption or approval under, any applicable Law or Governmental Order applicable to such Shareholder or any of its properties or assets;

(c) (i) violate or conflict with any provision of, or result in the breach of, (ii) result in the loss of any right or benefit under, (iii) give rise to any obligation to obtain any third party consent from any Person, (iv) accelerate the performance required by such Shareholder under, (v) constitute (with or without due notice or lapse of time or both) a default, (vi) result in the termination, withdrawal, suspension, cancellation or modification of, (vi) result in a right of termination or acceleration under, (vii) give rise to any obligation to make payments or provide compensation under, or (viii) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which such Shareholder is a party or by which such Shareholder may be bound; or

(d) result in the creation of any Lien upon any of the properties or assets of such Shareholder;

except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not prevent, impede or, in any material respect, interfere with, delay or adversely affect the ability of such Shareholder to perform it obligations under this Agreement and the documents contemplated hereby and consummate the transactions contemplated hereby and thereby.

1.5 Subject Shares. Such Shareholder is the sole legal owner of its Subject Shares, and all such Subject Shares are owned by such Shareholder free and clear of all Liens or encumbrances, other than (a) any Contract in existence as of the date of this Agreement as disclosed on Schedule A hereto, (b) Liens or encumbrances pursuant to the Governing Documents of such Shareholder, the Agreement and Plan of Merger, this Agreement or any other Transaction Document or applicable securities laws. Such Shareholder does not own legally or beneficially any shares or warrants of PubCo, other than the Subject Shares. Other than any Contract in existence as of the date of this Agreement as disclosed on Schedule A hereto, such Shareholder has the sole right to vote its Subject Shares, and none of its Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement, or the Governing Documents of PubCo.

1.6 Agreement and Plan of Merger. Such Shareholder has received a copy of the Agreement and Plan of Merger, is familiar with the provisions of the Agreement and Plan of Merger and has consented to (and hereby consents to) PubCo’s entry into the Agreement and Plan of Merger.

2. REPRESENTATIONS AND WARRANTIES OF SPAC. SPAC hereby represents and warrants to Shareholders and PubCo as of the date of this Agreement as follows:

2.1 Organization. The SPAC has been duly incorporated, organized or formed and is validly existing as an exempted company in good standing under the Laws of the Cayman Islands, and has the requisite corporate power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. It is duly licensed or qualified and in good standing as a foreign company in all jurisdictions in which the character of the property owned, leased or operated by it or the nature of the business conducted by it is such as to require it to be so licensed or qualified or in good standing (or equivalent status, to the extent that such concept exists) except where the failure to be so licensed or qualified or in good standing would not prevent, impede or, in any material respect, interfere with, delay or adversely affect its ability to perform its obligations under this Agreement and the documents contemplated hereby and consummate the transactions contemplated hereby and thereby.

2.2 Due Authorization. The SPAC has all requisite corporate power and authority to (a) execute and deliver this Agreement and the documents contemplated hereby, and (b) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved. No other company proceeding on its part is necessary to authorize the execution and delivery of this Agreement and the documents contemplated hereby or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by it, and assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

2.3 No Conflict. The execution and delivery of this Agreement by the SPAC and the other documents contemplated hereby by it, the consummation of the transactions contemplated hereby and thereby and compliance with any of the provisions hereof and thereof by it do not and will not:

(a) violate or conflict with any provision of, or result in the breach of or default under its Governing Documents,

(b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to it or any of its properties or assets,

(c) (i) violate or conflict with any provision of, or result in the breach of, (ii) result in the loss of any right or benefit under, (iii) give rise to any obligation to obtain any third party consent from any Person, (iv) accelerate the performance required by it under, (v) constitute (with or without due notice or lapse of time or both) a default, (vi) result in the termination, withdrawal, suspension, cancellation or modification of, (vii) result in a right of termination or acceleration under, (viii) give rise to any obligation to make payments or provide compensation under, or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which it is a party or by which it may be bound, or

(d) result in the creation of any Lien upon any of its properties or assets,

except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not prevent, impede or, in any material respect, interfere with, delay or adversely affect its ability to perform it obligations under this Agreement and the documents contemplated hereby and consummate the transactions contemplated hereby and thereby.

3. REPRESENTATIONS AND WARRANTIES OF PUBCO. PubCo hereby represents and warrants to Shareholders and SPAC as of the date of this Agreement as follows:

3.1 Organization. PubCo has been duly incorporated, organized or formed and is validly existing as an exempted company in good standing under the Laws of the Cayman Islands, and has the requisite corporate power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. It is duly licensed or qualified and in good standing as a foreign company in all jurisdictions in which the character of the property owned, leased or operated by it or the nature of the business conducted by it is such as to require it to be so licensed or qualified or in good standing (or equivalent status, to the extent that such concept exists) except where the failure to be so licensed or qualified or in good standing would not prevent, impede or, in any material respect, interfere with, delay or adversely affect its ability to perform its obligations under this Agreement and the documents contemplated hereby and consummate the transactions contemplated hereby and thereby.

3.2 Due Authorization. PubCo has all requisite corporate power and authority to (a) execute and deliver this Agreement and the documents contemplated hereby, and (b) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved. No other company proceeding on its part is necessary to authorize the execution and delivery of this Agreement and the documents contemplated hereby or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by it, and assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

3.3 No Conflict. The execution and delivery of this Agreement by PubCo and the other documents contemplated hereby by it, the consummation of the transactions contemplated hereby and thereby and compliance with any of the provisions hereof and thereof by it do not and will not:

(a) violate or conflict with any provision of, or result in the breach of or default under its Governing Documents,

(b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to it or any of its properties or assets,

(c) (i) violate or conflict with any provision of, or result in the breach of, (ii) result in the loss of any right or benefit under, (iii) give rise to any obligation to obtain any third party consent from any Person, (iv) accelerate the performance required by it under, (v) constitute (with or without due notice or lapse of time or both) a default, (vi) result in the termination, withdrawal, suspension, cancellation or modification of, (vii) result in a right of termination or acceleration under, (viii) give rise to any obligation to make payments or provide compensation under, or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which it is a party or by which it may be bound, or

(d) result in the creation of any Lien upon any of its properties or assets,

except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not prevent, impede or, in any material respect, interfere with, delay or adversely affect its ability to perform it obligations under this Agreement and the documents contemplated hereby and consummate the transactions contemplated hereby and thereby

4. NO TRANSFER: From the date hereof and until the Merger Closing, each Shareholder shall not, directly or indirectly (other than (x) pursuant to this Agreement, (y) upon the consent of the other parties hereto or (z) to an Affiliate of such Shareholder (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to the other parties hereto, agreeing to be bound by this Agreement to the same extent as such Shareholder was with respect to such transferred Subject Shares)), (i) (a) sell, assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer or dispose of, or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any of its Subject Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of its Subject Shares, whether any such transaction is to be settled by delivery of such Subject Shares, in cash or otherwise, or (c) make public announcement of any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c), collectively, “Transfer”), other than pursuant to the Merger and the other Transactions, (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of its Subject Shares) or enter into any other agreement, with respect to any of its Subject Shares, in each case, other than as set forth in this Agreement, the Agreement and Plan of Merger, other Transaction Documents or the voting and other arrangements under the Governing Documents of PubCo, (iii) take any action that would reasonably be expected to make any representation or warranty of such Shareholder herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling such Shareholder from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Shareholder from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. Each Shareholder agrees with, and covenants to, the SPAC and PubCo that such Shareholder shall not request that PubCo register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of its Subject Shares.

5. FURTHER ASSURANCES. Each Shareholder shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the SPAC and PubCo may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Agreement and Plan of Merger and the other Transaction Documents, (ii) refrain from exercising any veto right, consent right or similar right under the PubCo’s Governing Documents or the Cayman Companies Law, which would prevent, impede or, in any material respect, interfere, delay or adversely affect the consummation of the Merger or any other Transaction, and (iii) cause the Group Companies not to consummate any equity financing of VSUN or the Company prior to the Merger Closing, other than the Transaction Financings.

6. LOCK-UP

6.1 Subject to the exceptions set forth herein, during the Lock-up Period (as defined below), each Shareholder irrevocably agrees that such Shareholder will not Transfer any of the Lock-up Securities (as defined below) or engage in any Short Sales (as defined below) with respect to any security of PubCo.

6.2 In furtherance of the foregoing, PubCo will (i) place an irrevocable stop order on all Lock-up Securities, including those which may be covered by a registration statement, and (ii) notify PubCo’s transfer agent in writing of the stop order and the restrictions on such Lock-up Securities under this Agreement and direct PubCo’s transfer agent not to process any attempts by any Shareholder to resell or transfer any Lock-up Securities, except in compliance with this Agreement.

6.3 For purposes of this Agreement, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

6.4 For purpose of this Agreement, the “Lock-up Period” with respect to a Shareholder means the period commencing on the Merger Closing Date and ending on the date that is the earlier to occur of (A)(i) for 20% of the PubCo Ordinary Shares held, issuable, exercisable, exchangeable, or acquirable in respect of any Lock-up Securities, six (6) months after the Merger Closing Date, (ii) for 30% of the PubCo Ordinary Shares held, issuable, exercisable, exchangeable, or acquirable in respect of any Lock-up Securities, twelve (12) months after the Merger Closing Date and (iii) for 50% of PubCo Ordinary Shares held, issuable, exercisable, exchangeable, or acquirable in respect of any Lock-up Securities, eighteen (18) months after the Merger Closing Date, with the percentages set forth in this sentence applying to the aggregate holdings of the Lock-Up Securities held by all entities and individuals constituting such Shareholder; or (B) for all and any Lock-up Securities, the Automatic Release.

For the purpose of this Section 6.4, the “Automatic Release” shall occur upon the earlier of the following events after the Merger Closing: (i) the date on which the closing price of each PubCo Ordinary Share as reported by Bloomberg or, if not available on Bloomberg, as reported by Morningstar equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Merger Closing Date, or (ii) the date there is a Change of Control. A “Change of Control” means the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a person or entity or group of affiliated persons or entities (other than an underwriter pursuant to an offering), of the PubCo’s voting securities if, after such transfer or acquisition, such person, entity or group of affiliated persons or entities would beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act) more than 50% of the outstanding voting securities of the PubCo.

6.5 For purposes of this Agreement, the “Lock-up Securities” with respect to a Shareholder shall include (i) PubCo Ordinary Shares held by such Shareholder immediately after the Merger Closing, (ii) PubCo Ordinary Shares issuable upon the exercise of options or warrants to purchase PubCo Ordinary Shares held by such Shareholder immediately after the Merger Closing (along with such options or warrants themselves), and (iii) any PubCo Ordinary Shares acquirable upon the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for PubCo Ordinary Shares held by such Shareholder immediately after the Merger Closing (along with securities themselves), and exclude the Excluded Securities.

For the purpose of this Section 6.5, the “Excluded Securities” shall include (x) PubCo Ordinary Shares to be issued to any Shareholder upon conversion of any loan that has been or to be made to SPAC by any Shareholder, Fuji Solar or their respective designee and evidenced by a promissory note, loan agreement or similar document, for the purpose of financing costs, expenses, extension related costs and deposits and other obligations incurred by SPAC for the Transactions, including but not limited to the loans made or to be made pursuant to Section 9.7(a) and Section 10.2(a)(iv) of the Merger Agreement, and (y) PubCo Warrants that any Shareholder will hold immediately following the Merger Effective Time and any PubCo Ordinary Shares to be issued upon exercise of such PubCo Warrants (if any). The number of PubCo Ordinary Shares shall be adjusted for share splits, share dividends, reorganizations, recapitalizations and the like occurred after the date hereof.

6.6 The restrictions set forth herein shall not apply to Transfers or distributions to such Shareholder’s general or limited partners, members, stockholders, other equity holders or affiliates (within the meaning of Rule 405 under the Securities Act) or in the case that any of the foregoing is an individual, by virtue of Laws of descent and distribution upon death of the individual, provided, that such transferee agrees to be bound by the terms of this Agreement in writing, in form and substance reasonably satisfactory to PubCo.

7. GENERAL PROVISIONS

7.1 Termination. This Agreement shall be effective as of the date hereof and shall immediately terminate upon the earlier of (x) the termination of the Agreement and Plan of Merger pursuant to its terms and (y) the date on which none of PubCo, SPAC or Shareholders has any rights or obligations hereunder; provided that, in the event that the Agreement and Plan of Merger is not terminated pursuant to its terms prior to the Merger Closing, Section 1, Section 2, Section 3 and Section 4 shall terminate upon the Merger Closing. The termination of this Agreement shall not relieve any party from any liability arising in respect of any willful and material breach of this Agreement prior to such termination. Upon the termination of this Agreement (or any portion thereof), this Section 7 shall survive indefinitely.

7.2 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered to the SPAC, PubCo, Fuji Solar and Shareholders in accordance with Section 13.3 of the Agreement and Plan of Merger (or to such other address as any party may have furnished to the others in writing in accordance herewith).

7.3 Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without the prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Each Shareholder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Company and its successors and assigns.

7.5 Fuji Solar. Each of PubCo, SPAC and Shareholders hereby acknowledges and agrees that (i) the PubCo Shareholder Share Transfer was consummated in compliance with the Prior Agreement, and (ii) Fuji Solar makes no representations or warranties of any kind under this Agreement, (iii) for the avoidance of doubt, Fuji Solar shall not be subject to any restrictions set forth under this Agreement, including the restrictions set forth in Section 4 and Section 6 hereof.

7.6 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

7.7 Amendment. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.

7.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements, whether written or oral, that may have been made or entered into by or between any of the parties hereto relating to the subject matter hereof or the transactions contemplated hereby.

7.9 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

7.10 Jurisdiction; Arbitration. Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English. The Law of this arbitration clause shall be Hong Kong Law. The arbitration award shall be final and binding on the parties hereto and the parties hereto undertake to carry out any award without delay. A request by a party hereto to a court of competent jurisdiction for interim measures necessary to preserve such party’s rights, including pre-arbitration attachments or injunctions, shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate.

7.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION, DISPUTE, CLAIM, LEGAL ACTION OR OTHER LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.12 Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at Law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at Law, and each party hereto agrees to waive any requirement for the securing or posting of any bond in connection therewith.

[Signature pages follow]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

SPAC	Blue World Acquisition Corporation

	By:	/s/ Liang Shi
	Name:	Liang Shi
	Title:	Chief Executive Officer and Director

[Signature Page to Amended and Restated Shareholder Lock-Up and Support Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

PubCo	TOYO Co., Ltd

	By:	/s/ RYU Junsei
	Name:	RYU Junsei
	Title:	Director

[Signature Page to Amended and Restated Shareholder Lock-Up and Support Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

Fuji Solar	Fuji Solar Co., Ltd

	By:	/s/ RYU Junsei
	Name:	RYU Junsei
	Title:	Director

[Signature Page to Amended and Restated Shareholder Lock-Up and Support Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

Shareholder	Belta Technology Company Limited

	By:	/s/ Cai Jianfeng
	Name:	Cai Jianfeng
	Title:	Director

[Signature Page to Amended and Restated Shareholder Lock-Up and Support Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

Shareholder	BestTOYO Technology Company Limited

	By:	/s/ RYU Junsei
	Name:	RYU Junsei
	Title:	Director

[Signature Page to Amended and Restated Shareholder Lock-Up and Support Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

Shareholder	WA Global Corporation

	By:	/s/ RYU Junsei
	Name:	RYU Junsei
	Title:	Director

[Signature Page to Amended and Restated Shareholder Lock-Up and Support Agreement]